Exhibit 10.30

LEASE AGREEMENT

LEASE AGREEMENT made as of the 19th day of October, 1989, by and between TAYLOR LAND & CO., a Maryland general partnership (“Landlord”), and ACCURIDE CORPORATION (“Tenant”).

WITNESSETH, that for and in consideration of the payment of the rents and performance of the covenants and agreements herein set forth, Landlord and Tenant hereby agree as follows:

SECTION 1.                                BASIC LEASE PROVISIONS AND DEFINITIONS.

In addition to the other terms defined elsewhere in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein:

1.1.                              Leased Premises:     That certain building containing approximately seventy-five thousand (75,000) square feet and a portion of the surrounding real property as shown on Exhibit A attached hereto consisting of approximately five (5) acres commonly known as 20401 Trolley Industrial Drive located in Taylor, Michigan, including certain parking areas, as more particularly described in Exhibit A attached hereto and made a part hereof.

1.2.                              Term:                  A period of ten (10) years, one (1) month and twelve (12) days commencing on October 19, 1989.

1.3.                              Rent:                    The monthly sums set forth in Exhibit B.

1.4.                              Permitted Use:                   The Leased Premises shall be used solely as a warehouse for the distribution of truck rims, wheels, tires and assembly of these products.

1.5. Landlord Notice Address:	10 Parks Avenue
Cockeysville, Maryland 21030
Attn: Henry G. Reinhardt

1.6. Tenant Notice Address:	2315 Adams Lane
Henderson, Kentucky 42420

1.7.                              Broker:          Cushman & Wakefield of Michigan, Inc.

1.8.                              Building:                                                The principal building on the Leased Premises from which the business operations of Tenant are conducted as measured from the outside of the exterior walls.

1.9.                              Addenda:                                           The following Addenda attached to this Lease are incorporated herein and made a part hereof:

1-  Option to Renew

SECTION 2.                                DEMISE OF PREMISES.

2.1.                              Landlord hereby leases to Tenant and Tenant rents from Landlord the Leased Premises.

2.2.                              Landlord rents to Tenant the Leased Premises in its “AS IS” condition which Tenant has inspected and accepts.  Landlord represents and warrants to Tenant that the Leased Premises, and the intended use of the Leased Premises, are in compliance with Federal, State and local laws, ordinances, zoning restrictions, orders, rules, regulations, and any agreements or covenants of public record.

SECTION 3.                                TERM.

The Term of this Lease shall commence upon the date specified in Section 1.2 hereof (the “Commencement Date”).  The Term shall terminate (unless sooner terminated pursuant to the provisions of this Lease) on the last day of the last calendar month of the Term.

SECTION 4.                                RENT.

4.1.                              During the Term of this Lease, Tenant covenants and agrees to pay Landlord, for the use of the Leased Premises, the Rent in advance on the first day of each and every calendar month as set forth on Exhibit B.

4.2.                              Except as otherwise provided herein, the payment of the Rent hereunder shall be absolutely net to Landlord and, accordingly, shall be in addition to and over and above all other payments to be made by Tenant as hereinafter provided and all expenses pertaining to the repairs, maintenance and use of the Leased Premises, it being the purpose and intent of Landlord and Tenant that the Rent payable hereunder shall when received by Landlord be absolutely net to it, that all costs, charges, expenses and obligations of every kind relating to the ownership of the Leased Premises and the use thereof which may arise or become due shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against all such costs, charges, expenses and obligations.

4.3.                              Tenant covenants to pay, without demand, abatement, deduction or setoff, the Rent provided for herein and to pay as additional rent all other sums, costs, charges and expenses payable by Tenant under this Lease, and, in the .event of any nonpayment thereof, such sums shall be collected as rent, and Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of rent.

SECTION 5.                                QUIET ENJOYMENT.

Upon payment of the Rent and all other sums due under the terms of this Lease, and the performance of all covenants and conditions herein contained and on the part of Tenant to be performed, Landlord agrees that Tenant shall have the peaceful and quiet possession, use and enjoyment of the Leased Premises.

SECTION 6.                                USE OF LEASED PREMISES BY TENANT.

6.1.                              The Leased Premises shall be used and occupied by Tenant solely for the Permitted Use and for no other purpose without Landlord’s prior written consent.

6.2.                              Tenant, shall at all times use the Leased Premises in a safe, careful, proper and prudent manner and shall, at its expense, comply with all Federal, State and local laws, ordinances, orders, rules, regulations, all agreements and covenants of public record pertaining to the Leased Premises now or hereafter in force and all recommendations of the Fire Underwriters Rating Bureau, with respect to the use or occupancy of the Leased Premises.

6.3.                              Tenant, at its expense, shall obtain all licenses and permits which may be required to use and occupy the Leased Premises for the purposes hereinabove provided.

6.4.                              Tenant covenants that no waste or damage shall be committed upon or to the Leased Premises, and that the Leased Premises shall not be used for any unlawful purpose.

SECTION 7.                                UTILITIES.

Tenant shall bear, pay and discharge the cost for all utility, water and sewer services rendered or furnished to the Leased Premises, including, without limitation, heat, ventilating, air conditioning, water (whether by meter or sub-meter), gas, electricity, telephone and garbage or refuse pick-up, together with all taxes, levies or other charges on such services.

SECTION 8.                                TAXES AND ASSESSMENTS.

8.1.                              The real property and other taxes described below levied against the Leased Premises for June-December 1989, will be prorated between Landlord and Tenant with Tenant paying all such taxes attributable to such period after October 19, 1989.  After December 31, 1989, Tenant shall bear, pay and discharge when due, and before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law, all existing and future taxes (including real property taxes), assessments, duties, impositions, burdens and charges whatsoever levied, assessed, charged or imposed, whether by the nation, state or any county, city or other public authority, upon the Leased Premises and improvements thereon, and to deliver promptly to Landlord at all times, proper and sufficient receipts or other sufficient evidence of payment and discharge of such obligations.  In the event any taxes, or other annual or periodic assessments, duties, impositions, burdens and charges shall be levied or charged for a period only a portion of which is included within the Term of this Lease, Tenant nevertheless shall pay them in their entirety and, upon surrender of the Leased Premises, any proportionate part representing the balance of a charge beyond the time when Tenant surrenders the Leased Premises shall be refunded by Landlord to Tenant.  Notwithstanding anything contained herein to the contrary, Landlord shall be responsible for all taxes and assessments on real property which does not constitute a part of the Leased Premises but which is assessed as a part of the same subdivided lot containing the Leased Premises.

8.2.                              Landlord, upon receipt, shall promptly forward to Tenant all tax bills, notices of assessment or reassessment and any other information relating to the above taxes and assessments on the Leased Premises.  Tenant, at its expense, shall be entitled to protest to the assessing authorities any special assessments and any increase in real estate assessments affecting its liability hereunder, petition for reduction of assessments and appeal any denied protests and petitions, and, at its expense, may file and prosecute such actions in Landlord’s name as Landlord’s agent.  Landlord shall be given written notice ten (10) days in advance of any hearing or trial pertaining to any appeal and shall have the right to be present and to intervene.

8.3.                              Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed against any leasehold interest or personal property of any kind, owned by or placed in, upon, or about the Leased Premises by Tenant.

SECTION 9.                                SIGNS, ETC.

Tenant shall not place or permit to be placed any signs, lights, awnings or poles in, on or about the Leased Premises without the prior written approval of Landlord.  In the event the approval of Landlord is given, Tenant agrees to pay any minor privilege or other taxes therefor.  Tenant agrees to maintain all approved signs, lights, awnings and poles in good condition, order and repair and to remove them prior to the termination of this Lease unless directed by Landlord not to remove the same.  Landlord reserves the right to remove any signs, lights, awnings and poles whenever any of them shall constitute a safety hazard or a potential harm to the Leased Premises.

SECTION 10.                          TRADE FIXTURES AND EQUIPMENT.

Any trade fixtures and equipment installed by Tenant shall be of good quality and maintained by Tenant in good condition, order and repair.  All trade fixtures and equipment shall be removable by Tenant provided there is no default under the terms of this Lease and also provided that Tenant repairs at its own cost and expense all damage caused by the removal.  Removal must be prior to the termination of this Lease and Tenant agrees to restore the Leased Premises to the condition existing at the commencement of this Lease.  All trade fixtures and equipment on the Leased Premises shall be subject to Landlord’s lien for rent and other charges.

SECTION 11.                          ALTERATIONS, REPLACEMENTS AND IMPROVEMENTS.

11.1.                        Tenant shall not, without the prior written approval of Landlord, install or permit to be installed any fixture or improvement or make any alterations or replacements upon the Leased Premises.  Tenant shall present to Landlord plans and specifications for any alterations, replacements or improvements at the time approval is sought and, when approval is granted, shall cause all work to be done according to the submitted plans and specifications and in compliance with all codes, ordinances, rules and regulations of any authority (including the Board of Fire Underwriters).  All materials shall be of first quality and all work shall be done in a good and workmanlike manner and shall not impair the structural stability of the Leased Premises.  The cost of all approved work or repair of any damage resulting from any approved work shall be borne by Tenant.  The Landlord’s approval of any requested alterations or replacements upon the Leased Premises shall not be unreasonably withheld.

11.2.                        Any alterations, replacements or improvements (except, trade fixtures) shall become the property of Landlord as soon as they are affixed to the Leased Premises and all right, title and interest therein of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord.  Landlord shall have the sole right to collect any insurance for damage of any kind to any of the alterations, replacements or improvements (except trade fixtures) placed upon the Leased Premises by Tenant.

11.3.                        Landlord shall have the right to require that all or any part of any alteration, replacement or improvement shall be removed by Tenant prior to the termination of this Lease, in which event the removal shall be done at Tenant’s expense, and Tenant shall, at its expense, repair any damage to the Leased Premises caused by any removal.

11.4.                        Tenant shall promptly pay all contractors and materialmen working on the Leased Premises with respect to any alterations, replacements or improvements and covenants to keep the Leased Premises free of mechanic liens at all times.

11.5.                        Tenant agrees to obtain prior to commencing any alterations, replacements or improvements, and to keep in full force and effect at all times while such alterations, replacements or improvements are being made, at its expense, policies of insurance pertaining to the alterations, replacements and improvements and/or the making thereof as Landlord may require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish Landlord evidence satisfactory to Landlord of the existence of the required insurance prior to Tenant’s beginning to make any alterations, replacements or improvements.

11.6.                        In the event any alterations, replacements or improvements, or the obtaining of permits or franchise therefor, shall directly or indirectly result in a franchise, minor privilege or other similar tax or assessment, such tax or assessment shall be paid, immediately upon its levy, by Tenant.

SECTION 12.                          MAINTENANCE OF LEASED PREMISES.

12.1.                        Tenant shall, at its sole cost and expense, maintain the Leased Premises in good order and condition of repair, ordinary wear and tear excepted.  Such maintenance shall include the prompt and proper repair and upkeep of all exterior and interior elements and systems of the Leased Premises, including but not limited to:  floors, doors, windows, toilets, light replacement and fixtures, air conditioning, cooling and heating equipment (whether space or unit systems or equipment); electrical systems; plumbing, dock equipment and fixtures; including but not limited to:  dock shelters, dock bumpers, dock lights and pit levelers; and similar elements or systems not expressly made the obligation of the Landlord.  Notwithstanding the foregoing, except as otherwise stated below, Tenant shall be responsible for replacing the air conditioning, cooling, and heating equipment (collectively, the “HVAC Equipment”) if Tenant is unable after exercising reasonable efforts to maintain the HVAC Equipment in good working order.  Tenant shall also provide its own janitorial services for the Leased Premises and shall pay for its share of the costs of snow and ice removal from the driveways, ingress and agrees areas and sidewalks, lawn care and landscape maintenance.  Landlord shall maintain the roof, pavement, rail siding and exterior walls of the Leased Premises, including all pavement and rail siding servicing the warehouse complex.  If any repair or maintenance to the roof or exterior is made necessary by reason of the negligence or misuse by Tenant, its employees, agents or licensees, then Tenant shall be responsible for the prompt repair and maintenance of such elements or systems or for the full cost of the same.

12.2.                        Tenant shall maintain the Leased Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests, and will not permit undue accumulations of garbage, trash, rubbish and other refuse.

12.3.                        Subject to the provisions of Section 10, Tenant shall upon the termination of this Lease, surrender the Leased Premises in the good order and condition as at the commencement of this Lease, reasonable wear and tear excepted, and shall surrender all keys and copies thereof for the Leased Premises to Landlord.

12.4.                        Notwithstanding anything contained in this Lease to the contrary, with respect to Tenant’s obligation to replace the HVAC Equipment, as aforesaid, Tenant’s and Landlord’s responsibility for the costs of such replacement shall be as follows:

Term	Landlord’s Share of Replacement Cost	Tenant’s Share of Replacement Cost

Years 1-2	0%	100%
Years 3-4	20%	80%
Years 5-6	40%	60%
Years 7-8	60%	40%
Years 9-10	80%	20%

Notwithstanding the foregoing, Landlord shall have no responsibility for the costs of replacing the HVAC Equipment if Tenant has breached its covenant to exercise reasonable efforts to maintain the HVAC Equipment in good working order, as set forth above.

12.5.                        Landlord shall have the right to enter the Leased Premises during business hours from time to time, with reasonable prior notice to inspect the same to determine whether Tenant is complying with the terms of this Lease; provided that such entry and inspection shall not cause material interference with Tenant’s conduct of business.  In the event Tenant has failed to comply with the terms of this Lease in Landlord’s reasonable judgment, Landlord shall have the right to perform the same on Tenant’s behalf (after giving Tenant notice and two (2) weeks to commence curing and proceed diligently thereafter) and at Tenant’s cost Landlord shall have the same rights and remedies with respect to such costs as Landlord has with respect to the rental received hereunder.

SECTION 13.                          LIENS OR ENCUMBRANCES.

Tenant shall not suffer the Leased Premises or any fixtures or improvements thereon to become subject to any lien, charge or encumbrance whatsoever, and shall indemnify Landlord against all such liens, charges and encumbrances.  Should any lien or encumbrance be placed against the Leased Premises or any fixtures or improvements thereon, Tenant shall notify Landlord and promptly discharge the lien or encumbrance.

SECTION 14.                          CASUALTY INSURANCE.

14.1.                        Landlord shall procure and maintain insurance covering fire and such other risks as are from time to time included in standard extended coverage endorsements insuring to an amount not less than one hundred percent (100%) of the full then current replacement costs of the Leased Premises without nay deductible.  Tenant agrees to pay when billed, as additional rent, the premium of any such insurance procured by Landlord.  Promptly after payment of Landlord’s insurance premium, Landlord shall submit to Tenant, Landlord’s invoice for Tenant’s reimbursement, together with a copy of the premium invoice from the particular insurance carrier in question covering the Leased Premises.  Tenant shall pay Landlord’s invoice within thirty (30) days after Tenant’s receipt of such invoice.

14.2.                        Tenant covenants that it shall not do nor permit to be done, nor keep nor permit to be kept upon the Leased Premises, anything which would contravene the aforesaid policy or policies of insurance or would render it difficult, impractical or impossible to secure insurance in companies acceptable to Landlord.

14.3.                        Tenant shall carry insurance an all of its contents and personal property located an the Leased Premises.  Tenant covenants and agrees that the insurance shall include protection against all the hazards covered by the broad Fire and Extended Coverage form of insurance policy for its property and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to fully compensate Tenant for its loss.  Tenant shall cause the above-described insurance policy or policies to be written in a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered thereunder; provided that Landlord shall cause its insurance carriers to mutually waive any rights of recovery by way of subrogation against Tenant and Tenant’s insurance carrier.  Any additional charge or increase in premium made by the insurer because of the waiver of subrogation shall be paid by Tenant.

SECTION 15.                          PUBLIC LIABILITY INSURANCE.

15.1.                        Tenant shall maintain at all times in full force and effect insurance with insurance companies acceptable to Landlord for the benefit of both Tenant and Landlord as their respective interests may appear, covering the risks generally included in public liability and property damage insurance policies, in the sum of not less than One Million Dollars ($1,000,000) on account of bodily injury, death or property damage as a result of any one occurrence, and Three Million Dollars ($3,000,000) in the aggregate for multiple occurrences, to protect Landlord and Tenant to that extent from any suits arising out of accidents or injuries to persons or property that may occur on the Leased Premises.

15.2.                        Landlord shall be named as a co-insured on all policies of insurance and all policies shall provide for at least thirty (30) days written notice to Landlord before cancellations or material amendment.  Tenant shall promptly furnish Landlord copies of all insurance policies or certificates thereof showing the required insurance to be in full force and effect.

SECTION 16.                          INDEMNITY.

Tenant shall indemnify and save harmless Landlord against and from any and all losses, costs, damages or expenses, including, without limitation attorneys’ fees arising out of any accidents or other occurrence, causing injury to any person or property whomsoever or whatsoever, arising out of or relating to the Leased Premises, or any part thereof, except where such losses, costs, damages or expenses are caused by the Landlord’s negligence or misconduct, or negligent failure to perform its obligations under Section 12 hereof.

SECTION 17.                          NON-LIABILITY OF LANDLORD.

17.1.                        Landlord shall not be liable for any personal injury to Tenant or its officers, agents and employees, or to any occupant, invitee, licensee or user of any part of the Leased Premises, except where such injury is caused by the negligence or misconduct of Landlord, or negligent failure to perform its obligations under Section 12 hereof.

17.2.                        All property on the Leased Premises shall be and remain at Tenant’s sole risk and Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise, except where such loss or damage is caused by the negligence or misconduct of Landlord.  Landlord shall not be liable to Tenant for and Tenant shall hold Landlord harmless from, and indemnify Landlord against, any claims arising from damage to any property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, flood, air-pollution, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street, subsurface or from any other place, or by dampness or by any other cause of whatsoever nature, except where caused by the gross negligence of Landlord, or negligent failure to perform is obligations under section 12 hereof.

17.3.                        Landlord shall be under no liability to Tenant due to any discontinuance of any service, including but not limited to utility services, caused by accidents, breakage or strikes or any other cause whatsoever.

SECTION 18.                          CASUALTY.

If the Leased Premises is damaged by a Casualty, then the rights of the parties shall be determined as follows:

(a)                                  If less than twenty five percent (25%) of the entire Leased Premises is destroyed, Landlord shall, at its expense, and as promptly as reasonably possible (due allowance being made for the time required for the settlement of insurance claims), repair the damage and restore the Leased Premises to its condition prior to the Casualty.  During the restoration and repair period, Tenant’s liability for Rent and other sums payable by Tenant hereunder shall be reduced by that amount which bears the same ratio to the Rent and other sums payable hereunder as the area of the Building rendered unsuitable for the normal operation of Tenant’s business bears to the entire area of the building.

(b)                                 If twenty-five percent (25%) or more of the entire Leased Premises is destroyed (or less than twenty-five percent (25%) but the Leased Premises are untenantable as a result), then Landlord shall have the option either to restore the Leased Premises to its condition prior to the Casualty or to terminate this Lease.  Landlord’s option shall be exercised by Landlord’s written notice to Tenant within twenty (20) days after the Casualty.  If the election is:

(i)                                     To restore the Leased Premises, the restoration shall be completed by Landlord, at its expense, as promptly as reasonably possible (due allowance being made for the time required for the settlement of insurance claims), and during the restoration period Tenant’s liability for Rent and other sums payable by Tenant hereunder shall be reduced by that amount which bears the same ratio to the Rent and other sums payable hereunder as the area of the Building rendered unsuitable for the normal operation of Tenant’s business bears to the entire area of the Building; provided, however, that if Landlord has not completed its restoration within six (6) months of such election, Tenant may terminate this Lease; or

(ii)                                  To terminate this Lease, then Tenant shall surrender possession of the Leased Premises to Landlord and the rentals and other sums payable hereunder shall be prorated on a per diem basis to the date Tenant surrenders possession of the Leased Premises and adjusted between Landlord and Tenant and, upon receipt of payment by the party due to be paid under such adjustment, this Lease shall terminate with no further obligations, rights or duties surviving between the parties hereto except as otherwise specifically provided for herein.  Notwithstanding anything contained in this Section 18 to the contrary, if more then twenty-five percent (25%) of the Leased Premises is damaged by a Casualty, and, as a result Tenant is unable after exercising reasonable efforts to conduct its business at the Leased Premises in substantially the same manner as before the Casualty, Tenant shall be permitted to terminate this Lease upon thirty (30) days prior written notice, or immediately upon notice from Landlord that Landlord has elected to restore the Leased Premises as aforesaid.

SECTION 19.                          CONDEMNATION.

19.1.                        If the Leased Premises is taken by eminent domain, condemnation or public authority or title thereto being transferred to a public authority in lieu of the completion of a formal condemnation proceeding (“Condemnation”), then the rights of the parties shall be determined as follows:

(a)                                  If less than the entire Leased Premises is taken by Condemnation, then Landlord shall have the option to either terminate this Lease or make such repairs, restoration and improvements as shall be necessary to make the remainder of the Leased Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the Condemnation.  Notwithstanding the foregoing, if in Tenant’s reasonable judgment, Landlord will be unable to repair and restore the Leased Premises to the foregoing condition.  Tenant shall be permitted to terminate this Lease upon delivery of written notice to Landlord.  Landlord’s option shall be exercised by Landlord’s written notice to Tenant within ten (10) days after the date on which Tenant is required to yield possession of that portion of the Leased Premises taken by the Condemnation or the title thereto vests in the condemning authority, whichever event shall first occur.  If the election is:

(i)                                     To restore the Leased Premises, the restoration shall be completed by Landlord, at its expense, as promptly as reasonably possible, and during the restoration period

Tenant’s liability for Rent and other sums payable by Tenant hereunder shall be reduced by that amount which bears the same ratio to Rent and other sums payable hereunder as the area of the Building rendered unsuitable for the normal operation of Tenant’s business bears to the entire area of the Building; and for the balance of the Term of this Lease, Tenant’s liability for Rent and the other sums payable hereunder shall be reduced by that amount which bears the same ratio to the Rent and other sums as the area of the Building taken by the Condemnation bears to the entire area of the Building.

(ii)                                  To terminate this Lease, the rentals and other sums payable hereunder shall be prorated and adjusted between Landlord and Tenant on a per diem basis to the date Tenant is required to yield possession of that portion of the Leased Premises taken by the Condemnation or the title thereto vests in the condemning authority, whichever event shall first occur, and, upon receipt of payment by the party due to be paid under such adjustment, this Lease shall be null and void with no further obligations, rights or duties surviving between the parties hereto except as otherwise specifically provided for herein.

(b)                                 If the entire Leased Premises is taken by Condemnation nation, then this Lease shall terminate effective as of the date Tenant in required to yield possession of the Leased Premises or the title to the Leased Premises vests in the condemning authority, whichever event shall first occur.  Upon such termination, Tenant shall surrender possession of the Leased Premises to Landlord and the rentals and other sums payable hereunder shall be prorated and adjusted between Landlord and Tenant on a per diem basis to the date of termination and, upon receipt of payment by the party due to be paid under such adjustment, this Lease shall be null and void with no further obligations, rights or duties surviving between the parties hereto except as otherwise specifically provided for herein.

19.2.                        In the event either party terminates this Lease pursuant to the provisions of this section 19, Tenant shall have no claim against Landlord nor the condemning authority for the value of any leasehold improvement or any unexpired term of the Lease and rent shall be adjusted to the date of such termination.  In the event of any condemnation or similar taking, Tenant shall not be entitled to any part of the amount paid for such condemnation and Landlord shall receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof.  Notwithstanding the foregoing, nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant’s own tangible property and damages for Tenant’s loss of business, business interruption, or removal and relocations.  Landlord shall have full right, without interference from Tenant to conduct the defense of such proceedings and to settle the same, and any payment upon Landlord’s execution of a deed on settlement of said proceedings shall be deemed to be an award for the purposes hereof.  Tenant, upon request of Landlord, hereby agrees to join in the execution of any deed necessitated by such proceeding or required to settle the same, and such deed shall have the effect of a final judgment.

SECTION 20.                          RIGHT TO PERFORM.

If Tenant shall at any time fail to pay any amount or perform any of its covenants and agreements in accordance with the provisions of this Lease, Landlord may cure such default on behalf of Tenant, but be under no obligation to do so, in which event Tenant shall reimburse

Landlord all sums paid to effect such cure, together with interest thereon at the rate of five percent (5.0%) greater than the prime rate of interest of Maryland National Bank, N.A. in effect from time to time per annum until paid.  All sums paid by Landlord under this Section shall be treated as additional rent hereunder, and in order to collect any reimbursement to which Landlord may become entitled, Landlord shall have all the rights and remedies available under this Lease or by law in the case of nonpayment of rent.  Landlord shall have no liability to Tenant for any lose or damages resulting from Landlord’s action hereunder.

SECTION 21.                          ACCESS TO LEASED PREMISES.

Landlord reserves the right to enter upon the Leased Premises upon forty-eight hours prior notice for the purpose of inspecting the Leased Premises and to remedy defaults by Tenant in the maintenance of the Leased Premises; provided that no notice shall be required in emergency situations.  For such purpose, Landlord shall have keys to all locks to buildings on the Leased Premises.  Tenant shall not change the locks to any of the buildings on the Leased Premises without the prior written consent of Landlord, and if such consent is given, Tenant shall immediately furnish to Landlord keys to such new locks.  The exercise by Landlord of any rights under this Section shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises.

SECTION 22.                          ASSIGNMENT AND SUBLETTING.

Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld), assign this Lease in whole or in part, (including by merger, consolidation, liquidation or otherwise by operation of law) or sublet all or any part of the Leased Premises, or permit others to use the Leased Premises.  Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for Landlord’s consent to any subsequent assignment or subletting.  Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease unless released in writing by Landlord.

SECTION 23.                          SUBORDINATION OF LEASE.

Tenant agrees that this Lease is, and shall be, subject and subordinate to the lien of any bona fide mortgages or deeds of trust that may now or at any time hereafter be placed against the Leased Premises.  Tenant agrees, at any time hereafter, on demand, to execute any instruments, releases or other documents that may be required by Landlord for the purpose of subjecting and subordinating this Lease to the lien of any mortgage or deed of trust, whether original or substituted.  Notwithstanding anything to the contrary contained herein, if Tenant is not in default, or a condition does not exist which would with the mere passage of time result in a default, at the time of (i) any mortgage hereinafter placed against the Leased Premises, or (ii) sale as described below at Section 25, Landlord shall obtain from any mortgagee or purchaser a covenant of non-disturbance granted to Tenant on conditions reasonable acceptable to Tenant, and any such mortgagee or purchaser shall have no right to terminate this Lease.

SECTION 24.                          ESTOPPEL CERTIFICATE.

Tenant agrees that at any time and from time to time, upon request in writing from Landlord, to promptly execute, acknowledge and deliver to Landlord a statement in writing (an “Estoppel Certificate”) certifying that (i) the Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Rent and other sums payable hereunder have been paid, (iii) Tenant knows of no default of Landlord under the Lease, and (iv) there exists no offset or defense against the enforcement of any provision of the Lease by Landlord (or stating those claimed by Tenant).

SECTION 25.                          FUTURE CONVEYANCES, PERSONAL LIABILITY OF LANDLORD, ATTORNMENT.

In the event Landlord or any successor-owner of the Leased Premises shall convey or otherwise dispose of the Leased Premises, all liabilities and obligations of Landlord or the successor-owner as landlord under this Lease shall terminate upon the conveyance or disposal.  Tenant shall, in the event of any assignment, sale or other transfer of the interest of Landlord or any successor-owner in the Leased Premises, attorn to the successor-owner and recognize such successor-owner as the Landlord under this Lease.

SECTION 26.                          TENANT’S DEFAULT.

26.1.                        The following shall be deemed a default by Tenant under the terms of this Lease (each of which shall be referred to individually as an “Event of Default” and collectively as “Events of Default”):

(a)                                  If a receiver or trustee is appointed for the property of Tenant or any guarantor of this Lease, either in bankruptcy or in equity or in any other court, and the Order appointing such receiver or trustee is not vacated within thirty (30) days of the date of such Order.

(b)                                 The making of an assignment by Tenant or any guarantor for the benefit of its creditors.

(c)                                  The filing of a petition by Tenant or any guarantor of this Lease to effect a composition or an extension of time to pay its debts.

(d)                                 The filing of a petition in bankruptcy by or against Tenant or any guarantor of this Lease.

(e)                                  The filing of a petition by Tenant or any guarantor of this Lease for its reorganization under any bankruptcy law or any other law.

(f)                                    The suspension of business by Tenant or any act by Tenant amounting to a business failure.

(g)                                 The abandonment of the Leased Premises by Tenant or permitting this Lease to be taken under a writ of execution.

(h)                                 Failure by Tenant to pay when due the rent or any other sums due hereunder.

(i)                                     Failure by Tenant to perform any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or if such failure is of a nature that cannot be completely cured or remedied within said thirty (30) day period, Tenant shall have failed to diligently commence the cure or remedy of such failure within the thirty (30) day period and thereafter prosecute such cure or remedy with reasonable diligence and good faith to completion,

26.2.                        Upon the occurrence of an Event of Default, Landlord shall, at its election, have the immediate right of re-entry to the Leased Premises and may remove all persons and property from the Leased Premises using such force as may be necessary, all without service of notice or resort to legal process and without being guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.  Any property removed from the Leased Premises and stored in a public warehouse or elsewhere shall be at the cost of and for the account of Tenant.

26.3.                        Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent and upon such terms and conditions as may be reasonable under the circumstances.  Upon each such reletting all rents received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Basic Rent and other sums due hereunder  from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting including brokerage fees and reasonable attorney’s fees and costs of such alterations and repairs deemed by Landlord in the exercise of its reasonable judgment to be necessary for reletting; third, to the payment of Rent and other sums due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable hereunder as such sums become due and payable.  If the rents received from any reletting during any month are lees than the Rent and other sums to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord.  Any deficiency shall be calculated and paid monthly.  No re-entry or taking of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any breach and, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and reasonable attorney’s fees, all of which amounts shall be immediately due and payable by Tenant to Landlord.  In the event Landlord elects to relet the Leased Premises without termination through the end of the Term of this Lease, within one (1) month after the date originally fixed herein for the expiration of the Term of this Lease, Landlord shall give a written statement to Tenant showing all sums received by Landlord by way of damages, claims and rents from Tenant and from others to whom the Leased Premises may have been relet, and all expenses incurred by Landlord with respect to securing said damages, claims, rents and reletting, and, in the event that Tenant has paid a greater sum of money than is due as determined by the terms of this Lease.  Landlord shall promptly refund to Tenant any excess.

26.4.                        In the event that suit shall be brought for recovery of possession of the Leased Premises, for the recovery of Rent or any other amount due under the provisions of this Lease or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorney’s fees.

26.5.                        Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause or the event of Landlord’s obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

26.6.                        It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature under this Lease, and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of such sum or sums so omitted.

26.7.                        Tenant agrees that all property on the Leased Premises, and for thirty (30) days after removal, shall be liable to distress for rent and Tenant waives the benefit of all laws exempting Tenant’s property from levy and sale either on distress for rent, or under execution of a judgment obtained in a suit therefor.

SECTION 27.                          REMEDIES CUMULATIVE.

No mention in this Lease of any specific right or remedy shall preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

SECTION 28.                          WAIVER.

The failure of Landlord or Tenant to insist in any one or more instances upon a strict performance of any covenant of this Lease or the waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any previous breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, whether or not Landlord had knowledge of the previous breach at the time of acceptance of the rent.

SECTION 29.                          DELINQUENT RENTS.

If Tenant shall fail to pay any installment of Rent or other sum due hereunder within five (5) days of the date such sum is due, then a delinquency service charge equal to five percent (5.0%) of the amount overdue shall become immediately due and payable to Landlord as liquidated damages for Tenant’s failure to make prompt payment and shall be deemed to be additional rent hereunder.  If Tenant shall fail to pay when due the Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, Tenant agrees to pay to Landlord interest on such sum or sums at the rate of five percent (5.0%) greater than the prime rate of interest of Maryland National Bank, N.A. in effect from time to time on the amount past due (including without limitation the delinquency service charges), beginning from the date which is ten (10) days after the date that the payment was due until it is paid.

SECTION 30.                          TERMINATION OF LEASE.

30.1.                        This Lease and the tenancy hereby created shall cease and terminate at the end of the Term hereof or any extension or renewal hereof without the necessity of any notice from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Leased Premises from a tenant holding over to the same extent as if statutory notice were given.  For the period of eight (8) months prior to the expiration of the Term of this Lease or any renewal or extension hereof, Landlord shall have the right to display on the exterior of the Leased Premises, or in any window or doorway thereof, the customary “For Rent” sign and during such period Landlord may show the Leased Premises and all parts thereof to prospective tenants during normal business hours.

30.2.                        If Tenant shall not immediately surrender possession of the Leased Premises at the termination of this Lease or any extension or renewal thereof, Tenant shall become a tenant from month to month, provided Rent shall be paid to and accepted by Landlord, in advance, at one and one-half times (1-½) the rate of rental payable hereunder just prior to the termination of this Lease; and Tenant hereby agrees that all obligations of Tenant and all rights of Landlord applicable during the Term of this Lease shall be equally applicable during any period of subsequent occupancy, whether or not a month to month tenancy shall have been created as aforesaid; provided, however, that should the parties be mutually engaged in good faith negotiations concerning an extension of this Lease, Tenant shall be responsible for Rent at the rate existing at the termination date of this Lease.

30.3.                        Tenant shall have the option to renew this lease at the expiration of the lease term set forth in Section 1.2 for the term and for the rents set forth in Exhibit C if Tenant is not in default hereunder at the time of the exercise of such option to renew.  Tenant shall exercise its right and option to renew by giving Landlord at least one hundred eighty (180) days written notice prior to the end of the initial term.  The renewal shall be upon all the same terms and conditions expressed in this lease except as to lease term and amount of rent.

SECTION 31.                          ABANDONED PERSONAL PROPERTY.

Upon the termination of this Lease or any extension or renewal hereof, whether by expiration or earlier termination pursuant to the provisions of this Lease, any personal property remaining in the Leased Premises shall be deemed to have been abandoned, and may either be retained by Landlord as its property or be disposed of in such manner as Landlord may determine.  Notwithstanding the foregoing, Tenant is not hereby relieved of its obligations under Sections 10, 11 and 12 hereof to remove all personal property from the Leased Premises and surrender the Leased Premises in the good order and condition as existing at the commencement of this Lease, reasonable wear and tear excepted.  If any personal property or part thereof shall be sold by Landlord pursuant to this Section.  Landlord may receive and retain the proceeds of such sale as Landlord’s property.

SECTION 32.                          ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent or other sums herein stipulated shall be deemed to be other than an account of the earliest stipulated Rent or other sum, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum due hereunder or pursue any other remedy provided in this Lease.

SECTION 33.                          BROKER’S COMMISSIONS.

Landlord and Tenant represent and warrant that neither has had dealings with any broker or agent in connection with this Lease or the Leased Premises except Broker (as designated in Section 1.7), and each agrees to hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to the Leased Premises, this Lease or the negotiation hereof, other than the Broker.

SECTION 34.                          MISCELLANEOUS PROVISIONS.

34.1.                        It is mutually agreed that any notice required or permitted by this Lease to be given by either party to the other may be either personally delivered or sent by certified or registered mail, properly addressed and prepaid, return receipt requested, to Landlord’s Notice Address, if to Landlord, and to Tenant’s Notice Address, if to Tenant, unless another address shall have been substituted by notice in writing given by Landlord to Tenant or given by Tenant to Landlord.  The date of the giving of any notice shall be the date of depositing the notice in the mail (which may be evidenced by the postmark) or date of personal delivery.

34.2.                        No change or modification of this Lease shall be valid unless in writing and signed by the parties.  This Lease contains the entire agreement between the parties and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied between them other than herein set forth.  This Lease is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions and undertakings between them.

34.3.                        All references in this Lease to “Term”, “the Term of this Lease” or a phrase of similar context shall mean both the initial term and any renewal or extension term; and “rent” shall mean both the Basic Rent and any and all other sums payable hereunder as rent.

34.4.                        This Lease and the covenants and conditions herein contained, shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall inure to the benefit of and be binding upon Tenant, its successors and assigns.

34.5.                        The captions and headings throughout this Lease are for convenience only and the words contained therein shall, in no way, be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision or the scope or intent of this Lease, or in any way affect this Lease.

34.6.                        [Intentionally Deleted]

34.7.                        Nothing contained in this Lease shall be deemed or construed by the parties hereto, or by any third party, as creating a relationship of principal and agent, or a partnership or joint venture between the parties hereto, it being understood and agreed that nothing herein shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

34.8.                        If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws affective during the Term of this Lease, then and in that event, it is, the intention of the parties hereto that the balance of the provisions of this Lease shall not be affected thereby.

34.9.                        This Lease and the terms and provisions hereof shall be construed and determined in accordance with the laws of State of Michigan.

34.10.                  Whenever used herein, the singular number shall include the plural, and the neuter gender shall include the feminine and masculine genders.

IN WITNESS WHEREOF, the parties hereto have respectfully signed and sealed these presents, the day and year first above written.

Landlords:

ATTEST:	TAYLOR LAND & CO.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]		(SEAL)

ATTEST:	Tenant:

ACCURIDE CORPORATION

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]	(SEAL)

STATE OF MARYLAND:

COUNTY OF BALTIMORE:

I HEREBY CERTIFY that on this 6th day of  December, 1989, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Carl T. Julio, known  to me (or satisfactorily proven to me), and acknowledged himself to be the General Partner of Taylor Land & Co., and being duly authorized to do so, executed the foregoing instrument for the purposes therein contained, by himself as General Partner.

/s/Lloyd N. McNutt
Notary Public

My Commission Expires:  July 1, 2990

STATE OF KENTUCKY

COUNTY OF HENDERSON:

I HEREBY CERTIFY that on this 4th day of December, 1989, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared R. F. Hoffman, known to me (or satisfactorily proven to me), and acknowledged himself to be the V.P. & C.F.O. of Accuride Corporation and that he as V.P. & C.F.O. of such corporation, being duly authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as V.P. & C.F.O..

/s/ Sara Williams
Notary Public

My Commission Expires:

PROPERTY DESCRIPTION

Land in the City of Taylor, Wayne County, Michigan described as: All that part of the East ½ of Section 3, Town 3 South, Range 10 East, City of Taylor, Wayne County, Michigan, and described as: Beginning at a point on the Westerly line of Norfolk and Western Railway Company Right of Way, 100 feet wide (formerly the Wabash Railroad Company), which point is distant South 88 degrees 11 minutes 55 seconds East 60.00 feet and South 1 degree 45 minutes 30 seconds West 363.69 feet and South 88 degrees 14 minutes 30 seconds East 2779.19 feet and South 1 degree 45 minutes 30 seconds West 152.13 feet and North 74 degrees 38 minutes 00 seconds East 559.82 feet from the West ¼ corner of said Section 3; thence North 1 degree 45 minutes 30 seconds East 992.33 feet; thence along the south line of a Roadway Easement which lies 70.00 feet, measured at right angles, South of and parallel to the South line of the Detroit Industrial Expressway, South 88 degrees 55 minutes 10 seconds East 487.50 feet; thence along the Westerly line of the cul-de-sac right of way, South 21 degrees 56 minutes 38 seconds East 195.57 feet; thence North 88 degrees 55 minutes 10 seconds West 78.62 feet; thence South 1 degree 45 minutes 30 seconds West 667.89 feet; thence along the Northerly line of said Norfolk and Western Railway Co. Right of Way South 74 degrees 38 minutes 00 seconds West 510.08 feet to the point of beginning.

BASIC MONTHLY RENTALS

Period	Monthly Rental
10/19/89 — 11/19/89	$0
11/19/89 — 11/30/89	$7,250.00
12/01/89 — 11/30/92	$18,125.00
12/01/92 — 11/30/95	$19,212.50
12/01/95 — 11/30/98	$20,365.25
12/01/98 — 11/30/99	$21,587.16

It is agreed and understood that the total rental to be paid by Tenant to Landlord over the Term is Two Million Three Hundred Forty-Three Thousand Five Hundred Ninety-Five Dollars and Ninety-Two Cents ($2,343,595.92).

ADDENDUM #1

Option to Renew

The provisions set forth in this Addendum are hereby incorporated into the Lease dated October 19, 1989 by and between TAYLOR LAND & CO. (“Landlord”) and ACCURIDE CORPORATION (“Tenant”) and shall have the same force and effect as if set forth in the body of the Lease.  To the extent that the provisions of this Addendum are inconsistent with those of the Lease, the provisions of this Addendum shall control.  Unless otherwise defined herein, all terms used in this Addendum shall have the same definition as is given thereto in the body of the Lease.

“Provided that no event of default has occurred which remains uncured (or for which a cure has not been commenced and being diligently pursued) either when the notice referred to hereinbelow is given or on the date on which such renewal term would otherwise commence, the Tenant shall be entitled to renew this Lease for an additional term (“the first renewal term”) of ten (10) years, commencing on the day immediately after the date on which (but for such renewal) the term would have expired and terminating on the tenth (10th) anniversary of such day (which anniversary shall, if this Lease is so renewed, thereafter be the expiration date for all purposes of the provisions of this Lease as applicable thereafter), by and only by giving to the Landlord express, written notice of such renewal by not less than six (6) months before the date on which the renewal term is to commence (in which event the term shall automatically be deemed to have been extended by the length of the renewal term, and all references to “the term” in the provisions of this Lease shall thereafter mean the term as so extended).  The terms and conditions for such first renewal term shall all be as set forth in the body of this Lease, other than the annual rental, which shall be as follows:

Years	Monthly Rental
1, 2	$21,587.16
3, 4, 5	$22,882.39
6, 7, 8	$24,255.33
9, 10	$25,710.65

Initials/Date

Landlord:	/s/ [illegible]
Tenant:	/s/ [illegible]

May 25, 1999

Mr. Carl Grenadier
The Package Company
Suite 204
17348 West 12 Mile Road
Southfield, MI 48076

Re:  Renewal Option on Accuride Lease

Dear Mr. Grenadier:

The purpose of this letter is to provide notice, pursuant to Section 30.3 of the lease agreement dated October 19, 1989, by and between Taylor Land & Co. and Accuride Corporation, that Accuride, as Tenant under such lease, desires to exercise its right and option to renew the lease for an additional ten (10) year period.

We look forward to our continuing business relationship and desire to have Larry Taylor of our office meet with you as soon as possible to discuss various repair and maintenance provisions described under the lease.  Please contact us with any questions or comments.

Sincerely,

ACCURIDE CORPORATION

William P. Greubel
President and CEO

WPG/lp
Df/N:/Taylor lease

State of Kentucky)

County of Henderson)

On May 25, 1999, before me, a Notary Public, in and for said County and State, personally appeared William P. Greubel, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

WITNESS my hand and official seal.

Notary Public, Kentucky State-At-Large
My Commission Expires September 19, 2002	/s/ Sara Williams
Notary Public

FIRST AMENDEMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“Lease Amendment”), is entered into between The Package Company, L.L.C., a Michigan limited liability company, as successor in interest to Taylor Land & Co., a Maryland general partnership (“Landlord”), and Accuride Corporation (“Tenant”).  The following statements are a material part of this Lease Amendment:

Recitals of Facts Underlying the Lease Amendment

A.                                   By Lease dated October 19, 1989, ( “Lease”), Landlord’s predecessors in interest  leased to Tenant the demised premises described in the Lease and attached as Exhibit A to this Lease Amendment (the “Leased Premises”), for an initial term of ten (10) years, one (1) month and twelve (12) days.

B.                                     Thereafter, Tenant exercised its option to renew the Lease for an additional ten (10) year term.

C.                                   Section 12 of the Lease states that the “Landlord shall maintain the roof, pavement, rail siding and exterior walls of the Leased Premises, including all pavement and rail siding servicing the warehouse complex.”

D.                                    Attached and incorporated into this Lease Amended as Exhibit B is a drawing of the Leased Premises designed to show the paved areas and retaining walls of the Leased Premises (“Pavement”), together with photographs of the Pavement taken in September, 2003.  Exhibit B shows that the Pavement and retaining walls to the Leased Premises have been in a state of disrepair.  Exhibit B also defines the locations where repair is necessary.

E.                                      Landlord contends that it is not responsible under the Lease for maintaining the Pavement, or that Tenant must reimburse Landlord for the cost of Landlord’s maintenance of the Pavement.  Tenant contends that Landlord is responsible under the Lease for both the actual maintenance and the cost of maintenance of the Pavement (“Dispute”).

F.                                      In order to resolve the Dispute and complete the repairs prior to the onset of inclement weather in 2003, Landlord and Tenant have agreed to amend the Lease as set forth in this Lease Amendment.

THEREFORE, in consideration of the mutual promises and covenants contained in this Lease Amendment, and other good and valuable consideration, the parties intending to be legally bound, agree to amend the Lease as follows:

1.               The Recitals of Facts Underlying the Lease Amendment are incorporated into this paragraph 1 by this reference.

2.               Notwithstanding any contrary provisions contained in the Lease, and except as provided in this Lease Amendment, the Landlord is solely responsible for the maintenance, repair and replacement of the roof, pavement, rail siding and exterior walls (including the retaining walls located in Area 1 depicted on Exhibit B) of the Leased Premises, including all pavement and rail siding servicing the warehouse complex, and the Landlord is responsible for all costs, fees and expenses associated with such maintenance, repair and replacement.

3.               Landlord shall, on or before October 22, 2003, commence repair and replacement of the Pavement in the areas depicted in Exhibit B, including but not limited to the retaining walls within the loading dock area depicted on Exhibit B.  With reference to Exhibit B, Landlord shall instruct its contractors that the Pavement in the area labeled Area 1 (shaded with blue rectangles) shall be excavated and replaced with an appropriate base and eight inches (8”) of industrial quality concrete (7 bag with wire mesh reinforcement).  Area 1 is approximately 2,625 square feet and has concrete retaining walls at its eastern and western edges (the “Retaining Walls”).  As part of the work in Area 1, Landlord shall instruct its contractors to remove and replace the existing retaining walls with concrete retaining walls of industrial quality (7 bag with reinforcement rod). The work in Area 1 shall commence on October 22, 2003.  The removal and replacement of the concrete in Area 1 shall be completed within two (2) to three (3) days of the commencement date, weather permitting. The period of time necessary for the concrete to cure in Area 1 (sufficient to allow Tenant to again use the loading docks in Area 1) shall be seven days after the concrete has been poured in Area 1.  That portion of Area 2 that is shaded with blue rectangles is approximately 7,590 square feet (the “Area 2 Concrete Work”).  For the Area 2 Concrete Work, Landlord’s contractors shall excavate the 7,590 square feet and replace such excavation in this portion of Area 2 with an appropriate base and eight inches (8”) of industrial quality concrete (7 bag with wire mesh reinforcement).  The Area 2 Concrete Work shall commence within six (6) days of the completion of the work in Area 1 and shall be completed within six (6) days.

Promptly after completion of the Area 2 Concrete Work, the remaining portion of Area 2 shall be excavated to the north to approximately one (1) to two (2) feet beyond where the concrete originally existed (see Exhibit A to the Lease).  This portion of Area 2 (the “Area 2 Asphalt Work”) shall be replaced with a solid base of three (3) inch stone, covered by seven (7) inches of “1 ½ inch down” stone, and covered by four (4) inches of asphalt, type 1100 L (2 inches) and 1100 T (2 inches).  Landlord shall instruct its contractors to trench and bury at such depths as the City of Taylor requires, that portion of the existing sump pump pipe that currently runs or should run from the eastern edge of Area 2 to the ditch along the eastern border of the property.

With reference to Areas 4 through 16 and Areas A and B, Landlord shall instruct its contractors to perform the same work as in the Area 2 Asphalt Work, excepting that the existing asphalt shall be pulverized instead of excavated.  All existing asphalt within Areas 4 through 16 and Areas A and B (as bounded by red lines on Exhibit B), shall be replaced and not just the deteriorated portions depicted by the circles within Areas 4 through 16 and Areas A and B.  The small portion of concrete near Area 16 shall not be removed and the asphalt installed around and about such area of concrete shall not be higher or lower than the current grade of such concrete.

Spot patching (removal of all loose asphalt to be filled in with new type 1100 L and 1100 T asphalt, and “capping” over all cracked areas of asphalt) shall be performed as necessary on all remaining areas of asphalt, including but not limited to Areas 17 through 22.

All asphalt work shall begin promptly after completion of the Area 2 Concrete Work, and shall be completed within a reasonable period of time thereafter, not to exceed one month, weather permitting.  Landlord shall use only appropriately licensed and insured contractors.  The concrete and asphalt repair and replacement described in this paragraph shall be collectively referred to as the “Work.”  Under no circumstances shall any portion of the Work interfere with Tenant’s access and operations, provided however, that Tenant acknowledges and agrees that during the Area 1 Work, Tenant shall not be able to use the loading docks within Area 1, and that during the Area 2 Concrete Work, Tenant shall not be able to use the loading docks in that portion of Area 2.  Because Tenant’s use of the loading docks in such areas will be temporarily suspended, time is strictly of the essence for the commencement and completion of the concrete Work in Areas 1 and 2.

4.               Upon completion of the Work to the reasonable satisfaction of Tenant, Tenant shall pay to Landlord Forty-Eight Thousand ($48,000.00) Dollars, in monthly installments of Two Thousand ($2,000.00) Dollars each, on the first day of each month after completion of the Work, for a total of twenty-four months.  Payment of such amounts by Tenant shall be deemed payment of amounts in settlement of the Dispute and as consideration for this Lease Amendment, and not as rent under the Lease.

5.               Notwithstanding anything in the Lease or this Lease Amendment to the contrary, three years after completion of the Work to the reasonable satisfaction of Tenant, Landlord and Tenant shall be jointly responsible for the performance and cost of all exterior maintenance associated with the Leased Premises as defined in this paragraph.  For purposes of this paragraph, “exterior maintenance” shall mean any routine maintenance and minor repairs (i.e., any maintenance or repair the total cost of which is $3,000.00 or less) to the exterior of the building and land which make up the Leased Premises, but not the performance and cost of major repairs or replacement (i.e., repairs or replacement, the total cost of which exceeds $3,000.00) to the exterior of the building and land which make up the Leased Premises.  Except as otherwise stated in this paragraph, those items which have been expressly made the responsibility of the Landlord or the Tenant under the Lease and this Lease Amendment shall remain the responsibility of the Landlord or the Tenant, as the case may be; e.g., the Landlord shall be responsible for major repairs and replacement (as defined in this paragraph) to the exterior of the building and land which make up the Leased Premises, including the roof, pavement, rail siding and exterior walls of the Leased Premises, as described in Section 12 of the Lease (and for the full cost and performance of all such exterior maintenance, repair or replacement during the initial three year period referenced in this paragraph).  In the event that Landlord shall fail to meet its obligations to maintain, repair or replace as set forth in the Lease and this Lease Amendment, Tenant shall have the right to perform such maintenance, repair or replacement, and deduct the cost (or 50% of the cost or routine maintenance or minor repairs after the initial three year period) thereof from the next month (or months) rent.

6.               The Lease, as amended by this document, is ratified and confirmed.  Except as expressly modified or amended in this Lease Amendment, all terms, conditions, and provisions of the Lease shall remain in full force and effect; provided, however, that any other provision of the Lease shall be deemed modified as necessary to give practical effect to the provisions of this Lease Amendment.  To the extent that the terms and provisions of this Lease Amendment conflict or vary with the Lease, the terms and provisions of this Lease Amendment shall control.

7.               This Lease Amendment shall be binding upon and inure to the benefit of the Landlord and Tenant and their respective representatives, successors and assigns.

8.               This Lease Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument, provided that each party hereto is provided with a copy of this Agreement duly executed by the other.

9.               The signatory on behalf of Landlord and Tenant represent and warrant to each other and to Landlord and Tenant that they have full right, power and authority to enter into this Lease Amendment on behalf of- Landlord and Tenant without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon.

ACCORDINGLY, the parties, by their authorized representatives have signed this Lease Amendment as of the date indicated below to be effective as of October 22, 2003.

“LANDLORD”

The Package Company, L.L.C.,
a Michigan limited liability company,
as successor in interest to
Taylor Land & Co., a Maryland general partnership

By:	/s/ Carl Grenadier
Charles Grenadier

Its:	Member

Dated:	November 6, 2003

[SIGNATURE PAGE TO FOLLOW]

“TENANT”

Accuride Corporation, a Delaware corporation

By:	/s/ David K. Armstrong

Its:	Senior Vice President & General Counsel

Dated:	November 18, 2003